As filed with the Securities and Exchange Commission on November 12, 2003
                                                Registration No. 333-______

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                         -----------------------

                                FORM S-3
                         REGISTRATION STATEMENT
                    UNDER THE SECURITIES ACT OF 1933

                         -----------------------

                         HORIZON FINANCIAL CORP.
         (Exact Name of Registrant as Specified in Its Charter)

                          1500 Cornwall Avenue
                      Bellingham, Washington 98225


   Washington               (360) 733-3050                  91-0141935
(State or Other       (Address, Including Zip Code,       (IRS Employee
Jurisdiction of        and Telephone Number, Including    Identification No.)
Incorporation or       Area Code, of Principal
Organization)          Executive Offices)

                        ------------------------



                        John F. Breyer, Jr., Esq.
                       Kristin M. Pechinsky, Esq.
                         Breyer & Associates PC
                    8180 Greensboro Drive, Suite 785
                         McLean, Virginia 22102
                             (703) 883-1100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

                        ------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
__________
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        ------------------------

                      CALCULATION OF REGISTRATION FEE

Title of Each   Amount to be  Proposed Maximum  Proposed Maximum    Amount of
Class of        Registered    Offering Price    Aggregate Offering  Registration
Securities to                 Per Unit          Price               Fee
be Registered

Common Stock,   500,000 shares  $17.30(1)       $8,650,000          $700
$1.00 par value
per share


(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, the price per share is estimated to be $17.30, based upon the average of the high and low trading prices of the common stock as reported on the Nasdaq Stock Market on November 10, 2003.

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                           Prospectus



                 [Horizon Financial Corp. logo]



                        November 12, 2003


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                                                                       Page 1



















                    Horizon Financial Corp.



                 500,000 Shares of Common Stock



                   Prospectus For Amended and
                Restated Dividend Reinvestment
                    and Stock Purchase Plan



                        November 12, 2003




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                                                                  Page 2


Dividend Reinvestment and Stock Purchase Plan Prospectus
Common Stock

This prospectus relates to 500,000 shares of the common stock, $1.00 par value per share ("common stock"), of Horizon Financial Corp. that may be offered and sold under the Amended and Restated Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The Plan is a continuation of the dividend reinvestment and stock purchase program we currently maintain, and has been updated to provide current information. Any holder of record of common stock is eligible to participate in the Plan. Please read this prospectus carefully before investing and retain it for your future reference.

The Plan offers several attractive features:

     - You may purchase shares of common stock with reinvested quarterly cash dividends.

     - You pay no service charges or brokerage commissions for common stock purchased through the Plan.

     - In addition to reinvesting dividends, you may make optional cash payments towards the purchase of additional shares of common stock.

     - Each quarter, you have an opportunity to decide whether to make the optional cash payments; and if you decide to do so, you may invest as little as $125 or as much as $3,000 per quarter.

     - If you wish, you may continue to receive all of your dividends in cash and still purchase additional common stock with cash.





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                                                                  Page 3


The Plan is completely voluntary. Once enrolled, you may terminate your participation at any time. If you wish to participate in the Plan, please complete one of the following:

     1. Return a signed Authorization Form to American Stock Transfer & Trust Company (the Plan administrator), at the address below; or

     2. Visit the shareholder account access portion of www.amstock.com. This will allow you to enroll your account online.

If you decide not to participate in the Plan, you will continue to receive your dividends, if and when declared, by check from Horizon Financial Corp.

The accompanying material presents the details of the Plan in a simple question-and-answer format. Also set forth is important information regarding Horizon Financial Corp. and its principal subsidiary, Horizon Bank. Please read this material carefully. If you have additional questions or would like to request an Authorization Form, please contact either Horizon Financial Corp. or American Stock Transfer & Trust Company at the address and phone numbers listed below.

Horizon Financial Corp.
Investor Relations Department
1500 Cornwall Avenue
Bellingham, Washington 98225
Telephone: (360) 733-3050

American Stock Transfer & Trust Company
Dividend Reinvestment Department
59 Maiden Lane
New York, New York 10038
Telephone: (877) 777-0800




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                                                                  Page 4


Once you are enrolled in the Plan, please send all correspondence and optional cash payments to American Stock Transfer & Trust Company at the address above.

Our principal executive offices are located at 1500 Cornwall Avenue, Bellingham, Washington 98225, telephone (360) 733-3050. Our common stock is listed on the Nasdaq National Market under the symbol "HRZB." Our website is located at: www.horizonbank.com.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The shares of common stock offered hereby are not savings accounts, deposits or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is November 12, 2003.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed by Horizon Financial Corp. with the Securities and Exchange Commission ("SEC") relating to the shares of common stock offered under the Plan. This prospectus does not include all of the information in the registration statement and provides you with a general description of the securities offered and the Plan. The registration statement containing this prospectus, including the exhibits to the registration, provide additional information about us, Horizon Financial Corp., the Plan and the securities offering. See "Where You Can Find More Information" for information about how to obtain a copy of the registration statement.








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                                                                   Page 5


Horizon Financial Corp. and
Horizon Bank

We are Horizon Financial Corp., a Washington corporation, and the parent company for our principal subsidiary, Horizon Bank. On October 13, 1995, we acquired all of the issued and outstanding shares of common stock of Horizon Bank in exchange for our common stock as part of Horizon Bank's reorganization into the holding company form of ownership.

Horizon Bank converted from a state-chartered mutual savings bank to a state-chartered stock savings bank through an initial public offering in August 1986. Prior to 1979, Horizon Bank was known as Bellingham First Federal Savings and Loan Association, whose predecessor was originally organized in 1922.

The business of Horizon Bank consists primarily of attracting deposits from the general public and originating first mortgage loans on residential properties, consumer loans, commercial loans and lines of credit and commercial real estate loans. Horizon Bank also invests in federal government and agency obligations, corporate notes and bonds, municipal bonds, common stock, preferred stock, money market instruments and mortgage-backed obligations. Horizon Bank's savings and lending operations are conducted through sixteen full-service retail offices, three commercial banking centers and two real estate loan centers located in Whatcom, Skagit and Snohomish counties in Washington State.

Horizon Financial Corp. Amended
and Restated Dividend Reinvestment
and Stock Purchase Plan

On October 27, 1992, the Board of Directors of Horizon Bank voted to adopt the original Plan under which shares of Horizon Bank's authorized but unissued common stock were available for issuance and sale to the shareholders of Horizon Bank. The original Plan also allowed for the purchase of Horizon Bank's common stock in the open market. We assumed the original Plan in connection with Horizon Bank's holding company reorganization and our Board of Directors amended and restated the Plan on March 26, 1996, to reflect our status as Plan sponsor. As part of the amendment and restatement








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                                                           Page 6


of the original Plan, the Board of Directors amended the Plan to limit the Plan's dividend reinvestment feature to our regular quarterly cash dividends. In all other respects, the first amendment and restatement of the Plan was identical to the original Plan. The current amendment and restatement updates the Plan with current information and changes certain periods of notice to the Plan administrator. The Plan will be in effect until amended, altered or terminated. The Plan is set forth below as a series of questions and answers explaining its significant aspects.

PURPOSE

1.   What is the purpose of the Plan?

     The purpose of the Plan is to provide participants with a simple and convenient method of reinvesting cash dividends paid on shares of common stock and investing optional cash payments in shares of common stock without payment of any brokerage commission or service charge. Shares of common stock purchased under the Plan by participants may either be issued by us or, subject to applicable regulatory requirements, purchased by us in the open market.

     The Plan offers participants the following options:

      (a) to have all the cash dividends on their shares of common stock automatically reinvested in our common stock,

      (b) to have cash dividends on some of the participant's shares automatically reinvested, while continuing to receive cash dividends on the other shares,

      (c) to make optional cash payments of not less than $125 nor more than $3,000 per calendar quarter, whether or not dividends are being reinvested or

      (d) not to reinvest any dividends and continue to receive cash dividends on all the shares.

     The Plan does not permit the reinvestment of a cash dividend (or portion thereof) which is designated by the our Board of Directors as a "special" dividend at the time the dividend is declared. Our regular quarterly cash dividend will continue to be eligible for reinvestment in shares of the common stock.











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                                                                  Page 7


2.   What are the advantages of the Plan?

  (a) The Plan provides participants with the opportunity to reinvest cash dividends paid on all or a portion of their shares of common stock in additional shares of common stock.

  (b) The Plan provides participants with the opportunity to make quarterly investments of optional cash deposits, subject to minimum and maximum amounts, for the purchase of additional shares of common stock.

  (c) No brokerage commissions or service charges are paid by participants in connection with any purchase of shares made under the Plan.

  (d) All cash dividends paid on participants' shares can be fully invested in additional shares of common stock because the Plan permits fractional shares to be credited to Plan accounts. Dividends on such fractional shares, as well as on whole shares, will also be reinvested in additional shares which will be credited to Plan accounts.

  (e) Periodic statements reflecting all current activity, including share purchases and latest Plan account balance, simplify participants' record keeping.

  (f) The Plan administrator provides for the safekeeping of stock certificates for shares credited to each Plan account.

ADMINISTRATION

3.   Who administers the Plan for participants?

     American Stock Transfer & Trust Company (the "Plan Administrator") administers the Plan for participants by maintaining records, sending statements of account to participants and performing other duties relating to the Plan. Shares of common stock purchased under the Plan are registered in the name of the Plan Administrator's nominee as agent, for participants in the Plan.






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                                                           Page 8


PARTICIPATION

4.   Who is eligible to participate?

     All holders of record of common stock are eligible to participate in the Plan. If the shares you hold are in your own name, you may participate directly in the Plan. If your stock is registered in another party's name (e.g., in a broker's "street name" or in the name of a bank nominee), you must become a shareholder of record by having the shares transferred into your name. Otherwise, you must arrange with the record holder to participate on your behalf.

     As a Plan participant, you may deposit your common stock certificates in your Plan account, where the certificates will be fully protected against loss, theft or damage. Simply send the certificates (via insured registered mail, return receipt requested) to the Plan Administrator properly endorsed with your signature, guaranteed by your bank or broker. Be sure to include a written request that the shares be added to your Plan account, including your full name, tax identification number and account number. The Plan Administrator will hold your certificates until you choose to withdraw shares or terminate your participation in the Plan.

     Shareholders who reside in jurisdictions in which it is unlawful for us to permit their participation are not eligible to participate in the Plan.

5.   How does an eligible shareholder participate?

     To participate in the Plan, a shareholder must do one of the following:

     - Complete an Authorization Form, signed and returned to the Plan Administrator. An Authorization Form is enclosed with this material. Additional copies of the Authorization Form will be provided as requested.

     - Visit "Shareholder Account Access" at www.amstock.com. With your American Stock Transfer & Trust Company account number and your tax identification number, you may access your account and sign up for the Plan online.








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                                                                   Page 9


6.  When may an eligible shareholder join the Plan?

    A shareholder may join the Plan at any time. If the Authorization Form or completed Internet request is received by the Plan Administrator on or before the record date for a dividend payment, and the participant elects to reinvest the dividends in shares of common stock, such reinvestment of dividends will begin with that dividend payment.

7.  What does the Authorization Form or Internet request provide?

    The Authorization Form and Internet request allow you to indicate how you wish to participate in the Plan by checking the appropriate box. You may indicate which of the following investment options you choose:

    (a) Full Dividend Reinvestment directs us to invest in accordance with the Plan all the cash dividends on all of the shares of common stock then or subsequently owned by participants, and also permits participants to make optional cash payments for the purchase of additional shares of common stock in accordance with the Plan; or

    (b) Partial Dividend Reinvestment directs us to invest in accordance with the Plan the cash dividends on only that number of shares of common stock owned by participants which are designated in the appropriate space on the Authorization Form, and also permits participants to make optional cash payments for the purchase of additional shares of common stock in accordance with the Plan; or

    (c) Additional Cash Purchase Only (Option 1) permits participants to make optional cash payments for the purchase of additional shares of common stock in accordance with the Plan, with participation in dividend reinvestment only with respect to book-entry shares held in the Plan; or

    (d) Additional Cash Purchase Only (Option 2) permits participants to make optional cash payments for the purchase of additional shares of common stock in accordance with the Plan, without participation in dividend reinvestment.









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                                                                 Page 10


    Please note: Additional cash purchase checks must arrive no more than 30 calendar days nor less than three business days prior to an Investment Date, as defined in Question 12 below.

    Participants may select any one of the four options. In each case, dividends will be reinvested on a cumulative basis on the shares designated on the Authorization Form and or Internet request on all Plan shares held in the Plan account (unless option (d) is selected), until the participant specifies otherwise or withdraws from the Plan altogether, or until the Plan is terminated.

8. May a shareholder have dividends reinvested under the Plan with respect to less than all of the shares of common stock registered in that shareholder's name?

    Yes. Participants may indicate on the Authorization Form or Internet request the number of full shares desired to be participated in the Plan. Dividends paid on shares above and beyond the number designated on the Authorization Form may be received in cash.

OPTIONAL CASH PAYMENTS

9.  How do optional cash payments work?

    If a shareholder participant chooses to participate by optional cash payments, the Plan Administrator will apply any optional cash payment received by the Plan Administrator from the participant to the purchase of shares of common stock for the participant's account. Dividends payable on shares of common stock purchased with optional cash payments will be automatically reinvested in shares of common stock.

    The intended purpose of the Plan is meant to preclude any person, organization, or other entity from establishing a series of related accounts for the purpose of conducting arbitrage operations and/or exceeding the optional cash payment limit.

10. How are optional cash payments made?

    An initial optional cash payment may be made by participants when enrolling by enclosing a check for not less than $125 nor more than $3,000 with the Authorization Form or by sending a check to the Plan Administrator after completing the Internet request. Checks should be made payable









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                                                                 Page 11


    to American Stock Transfer & Trust Company. Thereafter, optional cash payments may be made each quarter by sending to the Plan Administrator the participant's check for not less than $125 nor more than $3,000, together with the account identification stub furnished by the Plan Administrator.

    The election to make optional cash payments is available to each participant no more than 30 calendar days nor less than three business days prior to an Investment Date. Optional cash payments by participants must be at least $125 per calendar quarter and cannot exceed a total of $3,000 in any calendar quarter. The same amount of money need not be sent each quarter and there is no obligation to make an optional cash payment at any time.

11. When will optional cash payments received by the Plan Administrator be invested?

    Optional cash payments will be invested on the Investment Date. Optional cash payments received by the Plan Administrator less than three business days before a given Investment Date will be returned to the participant by the Plan Administrator. Because no interest will be paid by us or the Plan Administrator on optional cash payments, participants are urged to make optional cash payments shortly before the Investment Date. However, participants should allow sufficient time to insure that an optional cash payment will be received at least three business days before the Investment Date. Participants may request in writing that the Plan Administrator return all or a portion of their uninvested optional cash payments at any time up to three business days before the Investment Date. Any optional cash payment received more than 30 days before an Investment Date will be returned.




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                                                                 Page 12


PURCHASES

12. When will purchases be made?

    Purchases under the Plan will be made during each calendar quarter on each "Investment Date," which will be the close of business on the dividend payment date or as soon as practicable thereafter. Dividends, when declared, are generally paid on or about the first business day of each May, August, November and February. The corresponding record dates are generally about the first week of the calendar month immediately preceding the month in which the dividend is paid.

13. How many shares of common stock will be purchased for participants?

    The number of shares purchased for participants shall be determined by dividing the amount of dividends and/or optional cash payments in the account of each participant available for investment on the Investment
    Date by the purchase price per share on such date. If the funds available from participants are not sufficient to purchase an exact number of shares, participants' plan accounts will be credited with fractional shares computed to four decimal places, which will earn proportionate dividends as declared. Participants may not specify the number of shares to be purchased on a given Investment Date.

14. What will be the price of shares of common stock purchased under the Plan?

    The price of shares of common stock purchased in the open market for participants in the Plan will be the weighted average price paid by the agent of the Plan Administrator on the Investment Date to obtain them and the price of shares of common stock acquired in original issue will be the average of the high and low trading prices computed to three decimal places and as published in The Wall Street Journal for the Investment Date.
    We will bear all costs of administering the Plan, except as described under Question 17 below.







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15. May dividends on shares purchased through the Plan be sent directly to the beneficial owner?

    No. The purpose of the Plan is to provide participants with a convenient method of purchasing shares of common stock and to have the dividends on those shares reinvested. Accordingly, dividends paid on shares held in the Plan will be automatically reinvested in additional shares of common stock, unless the participant is enrolled in option (d) as described in Question 7 or until the participant elects to terminate participation in the Plan as to any or all shares in the Plan as described under Question 22 below. In the event a shareholder withdraws a portion of his or her shares from the Plan, dividends will continue to be reinvested in shares of common stock for the common stock remaining in the Plan.

16. Will the Plan have a dilutive effect on Horizon Financial Corp.'s book value per share?

    Possibly. The issuance of common stock purchased with reinvested quarterly cash dividends will have a dilutive effect on the book value per share of our common stock if such shares are issued at a price below the then prevailing book value of the common stock. The exact amount of such dilution will depend upon the number of shares issued under the Plan and the issue price of such shares. All shareholders have the right to participate in the Plan and reinvest cash dividends in our common stock and make limited optional cash payments under the Plan.

COSTS

17. Are there any expenses to participants in connection with purchases of common stock from Horizon Financial Corp. under the Plan?

    We will pay all costs or expenses arising out of the purchase of shares pursuant to the Plan, including the Plan Administrator's fees. There will be no brokerage fees for shares purchased under the Plan; however, there is a fee to sell shares through the Plan. For further information, contact American Stock Transfer & Trust Company at (877) 777-0800.







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REPORTS TO PARTICIPANTS

18. How will participants be advised of their purchases of stock?

    As soon as practicable after each purchase, participants will receive a statement of account from the Plan Administrator. These statements are participants' continuing record of the cost of shares purchased and the number of shares acquired, and should be retained for tax purposes.

CASH DIVIDENDS

19. Will participants be credited with dividends on shares held in their account under the Plan?

    Yes. Participants' accounts will be credited with dividends on shares held in their accounts. The Plan Administrator will reinvest the dividends in additional shares of common stock.

STOCK SPLITS, STOCK DIVIDENDS, AND RIGHTS OFFERINGS

20. What is the effect of a stock split, stock dividend or rights offering by Horizon Financial Corp. under the Plan?

    Any stock dividend or stock split declared by us on shares held by the Plan Administrator for participants will be credited to participants' accounts without charge. In the event that we make available to our shareholders the right to purchase additional shares, debentures or other securities, such rights accruing on the shares held by the Plan Administrator for participants will be sold and the proceeds of the sale will be promptly applied to the purchase of additional shares of Horizon Financial Corp. for participants' accounts. If, however, participants wish to exercise such rights, they may, by written request received by the Plan Administrator prior to the record date for such rights, obtain a certificate for the full shares in their accounts so that such rights to purchase additional shares accruing to those certificates will flow directly to the participants.







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STOCK CERTIFICATES

21. Will stock certificates be issued for shares of common stock purchased?

    Normally, certificates for common stock purchased under the Plan will not be issued to participants. The number of shares credited to an account under the Plan will be shown on the participant's statement of account.

    Participants may receive certificates for full shares accumulated in their account under the Plan by sending a written request to the Plan Administrator. Participants may request periodic issuance of certificates for all full shares in the account, however, there may be fees for withdrawals of shares. When certificates are issued to the participant, future dividends on such shares will be treated in accordance with the participant's instructions as indicated on the Authorization Form. Any remaining shares will continue to be reflected in the participant's account.

    Participants' rights under the Plan and shares credited to the accounts of participants under the Plan may not be pledged. Participants who wish to pledge such shares must request that certificates for such shares be issued in their name.

    Accounts under the Plan are maintained in the names in which the certificates of participants were registered at the time they entered the Plan. Consequently, certificates for whole shares will be similarly registered when issued.

WITHDRAWAL FROM THE PLAN

22. How may participants withdraw shares previously purchased under the Plan?

    A shareholder who has previously purchased shares under the Plan may withdraw all or a portion of such shares from their Plan account by notifying the Plan Administrator in writing to that effect and specifying in the notice the number of shares to be withdrawn. Certificates for whole shares so withdrawn will be registered in the name of and issued to the participant. Certificates representing fractional interests will not be issued.

    If a notice of withdrawal is received less than 15 days before a dividend record date, the previously






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                                                                 Page 16


    purchased shares will be withdrawn from the participant's account but dividends paid for that record date will be reinvested and the shares credited to the participant's account. Provided that notice of withdrawal is received no later than 15 days before a dividend record date, the previously purchased shares will be withdrawn from the participant's account and all future dividends on such shares will be paid in cash and sent directly to the participant if the participant has elected only the option payment feature. Whether or not shares have been withdrawn, dividends will continue to be reinvested and shares will be credited to the participant's account if the participant has elected and not discontinued the dividend reinvestment feature.

    Upon your withdrawal from the Plan, you may also request that all or part of the shares credited to your account in the Plan be sold. If you request such a sale, the Plan Administrator's agent will make such sale for you.
    You will receive the proceeds, less a sale fee per transaction, any brokerage fee or commissions, and any applicable stock transfer tax. For further information, contact American Stock Transfer & Trust Company at
   (877) 777-0800.

23. What happens to any fractional interest when participants withdraw from the Plan?

    Any fractional interest withdrawn will be liquidated at the then current market value and a cash payment made promptly from the proceeds less brokerage commissions and transfer taxes, if any. The net sales proceeds for any fractional interest together with certificates for whole shares will be mailed to the withdrawing participant by the Plan Administrator.

24. What happens to participants' Plan accounts if all shares held in the Plan by the participant are transferred or sold?

    If you cease to be a record shareholder, you cease to be eligible to participate in the Plan. Periodically, the Plan Administrator will review nonrecord-shareholder Plan accounts and may issue a certificate for whole shares and a cash payment for any fractional share (as described above) to close each such account.







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                                                                 Page 17


ADDITIONAL SERVICES

25. Safekeeping of Shares

    As an additional service to the Plan participants, you may deposit certificates for shares of our common stock held by you with the Plan Administrator for safekeeping. If you wish to use this service, you should send to the Plan Administrator the certificate or certificates. Delivery of certificates is at the risk of the shareholder and, for delivery by mail, insured registered mail with return receipt requested is recommended. The receipt of any shares delivered for safekeeping will be shown on your account statement.

    Participating shareholders may withdraw their shares from the Plan Administrator's custody at any time by requesting in writing that a certificate be issued for some or all of the full shares held by it.

OTHER INFORMATION

26. What happens when participants sell or transfer all of the shares registered in their name?

    If participants dispose of all shares of common stock registered in their name (other than shares credited to their account under the Plan), the Plan Administrator will continue to reinvest the dividends on the shares credited to their account under the Plan until the participant withdraws from the Plan; provided, however, that if following such a disposition of stock the participant's account under the Plan contains less than five shares of common stock, then at our election, a certificate will be issued for the full shares in the account, any fractional shares in the account will be sold and the proceeds paid to the participant, and the account will be terminated.

27. How will participants' shares held under the Plan be voted at meetings of shareholders?

    Shares credited to the account of participants under the Plan (other than fractional shares) will be automatically added to the shares covered by the proxy sent to the shareholder with respect to their other shares in Horizon Financial Corp. and may be voted by such holder pursuant to such proxy.







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                                                                 Page 18


28. What are the income tax consequences of participation in the Plan?

    In general, participants in the Plan have the same federal and state income tax obligations with respect to dividends credited to their accounts under the Plan as other holders of shares of common stock who elect to receive cash dividends directly. Participants are treated for income tax purposes as having received, on the dividend payment date, a dividend in an amount equal to the fair market value of the common stock credited to their account under the Plan, even though that amount was not actually received by the participant in cash but, instead, was applied to the purchase of additional shares for their account.

    The basis of each share credited to participants' accounts pursuant to the dividend reinvestment aspect of the Plan is the fair market value of the common stock, and the holding period for such shares begins on the day following the dividend payment date. The difference between the fair market value of the common stock and the cash payment therefor, will be taxable to the shareholder as ordinary income. The basis of the shares credited to participants' accounts pursuant to the optional cash investment aspect of the Plan is the amount paid by the participant to acquire the shares. The holding period for such shares begins on the day following the Investment Date.

    The receipt by participants of certificates representing whole shares previously credited to their account under the Plan upon withdrawal from the Plan or pursuant to the request of the participant will not result in the recognition of taxable income. Participants will recognize a gain or loss when fractional shares are sold on behalf of the participant upon withdrawal from the Plan or when the participant sells shares after the participant's withdrawal from the Plan.

    Each shareholder should consult his or her own tax adviser regarding the income tax effect of participation in the Plan as to such shareholder.

29. What are the responsibilities of Horizon Financial Corp. under the Plan?

    We and the Plan Administrator in administering the Plan will not be liable for any act done in good faith or for the good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate participants' accounts upon the participant's death or judicially declared incompetency prior to receipt by the Plan Administrator of notice in writing of such death or incompetency or with respect to the prices at which shares are purchased for the participant's account, and the times when such purchases are made, or with respect to any loss or fluctuation in the market value after purchase of shares.

30. Who bears the risk of market price fluctuations in the common stock?

    Participants' investments in shares acquired under the Plan are no different from direct investments in shares of Horizon Financial Corp. The participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to all such shares held in the Plan, or otherwise.

31. May the Plan be changed or discontinued?

    The Plan may be amended, suspended, modified or terminated at any time by our Board of Directors without the approval of the participants. Notice of any such suspension or termination or material amendment or modification will be sent to all participants, who shall at all times have the right to withdraw from the Plan.

    We or the Plan Administrator may terminate a shareholder's individual participation in the Plan at any time by written notice to the shareholder. In such event, the Plan Administrator will request instructions from the participant for disposition of the shares in the account. If the Plan Administrator does not receive instructions from the participant, it will send the participant a certificate for the number of full shares held for the participant under the Plan and a check for any fractional share.

Use of Proceeds

    The net proceeds from the sale of common stock offered pursuant to the Plan will become part of our general funds for working capital purposes and investment in the various areas of business in which we are then engaged.

Description of Common Stock

    We are authorized to issue 30,000,000 shares of common stock, par value $1.00 per share. As of the date of this prospectus, there were a total of 10,475,070 shares of common stock outstanding. In addition, there are a total of 341,508 shares of common stock reserved for issuance pursuant to stock options granted or available for grant under our 1995 Stock Option Plan. Our Board of Directors may approve the issuance of additional authorized shares from time to time without the approval of our shareholders.

    Each share of common stock is entitled to one vote at any meeting of shareholders. Shareholders have no preemptive rights with respect to any additional shares which may be issued. The common stock is not subject to call or redemption. In the unlikely event of liquidation of Horizon Financial Corp., holders of the common stock will be entitled to receive any of our remaining assets.

    Each share of common stock has the same relative rights and is identical in all respects. The common stock offered hereby will be fully paid and nonassessable. The common stock cannot and will not be insured by the Federal Deposit Insurance Corporation.

Indemnification

    Our directors and officers are entitled to indemnification as expressly permitted by the provisions of the Washington Business Corporation Act and by our Articles of Incorporation and Bylaws. We have purchased a liability insurance policy for our directors and certain of our officers which, subject to the limitations in the policy, indemnifies them for certain liabilities which they, or any one of them, may incur in the connection with the performance of duties in their official capacities.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Horizon Financial Corp. pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Experts

    Our consolidated financial statements for the year ended March 31, 2003 are included in our Proxy Statement for the 2003 Annual Meeting of Shareholders, and have been audited by Moss Adams LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Legal Opinion

    The legality of the common stock to be issued pursuant to the Plan will be passed upon for Horizon Financial Corp. by Breyer & Associates PC, McLean, Virginia.

Where You Can Find More Information

    We have filed a registration statement on Form S-3 with the SEC with respect to the common stock offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement. This information can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of this material can be obtained from the SEC at prescribed rates. You may obtain information about the public reference facilities by calling the SEC at (800) SEC-0330. In addition, the SEC maintains a web site (http://www.sec.gov) that contains the reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including Horizon Financial Corp. Any statements we make in this prospectus or that we incorporate by reference concerning the provisions of any document filed as an exhibit to the registration statements or otherwise filed with the SEC are not necessarily complete and, in each instance, reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

    We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may inspect and copy these documents in the manner and at the sources described above.

Information Incorporated By Reference

    The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document. We incorporate the documents listed below and any future filings made by us with the SEC under Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, until this offering is completed.

      - Annual Report on Form 10-K for the year ended March 31, 2003;

      - Proxy Statement for the 2003 Annual Meeting of Shareholders;

      - Quarterly Report on Form 10-Q for the quarter ended September 30, 2003; and

      - Current Report on Form 8-K dated October 23, 2003.

    Documents incorporated by reference into this prospectus are available without charge (except for exhibits to the documents unless the exhibits are specifically incorporated in this prospectus by reference). You may obtain documents incorporated by reference by making a written, telephonic or electronic request to:

Investor Relations Manager
Horizon Financial Corp.
1500 Cornwall Avenue
P.O. Box 580
Bellingham, Washington 98227
(360) 733-3050
marketing@horizonbank.com.

Terms and Conditions of
Authorization For Dividend
Reinvestment and Stock
Purchase Program:

1. As agent for the participating shareholder, American Stock Transfer & Trust Company ("AST&T") will apply all dividends on the common shares of Horizon Financial Corp. ("Horizon") held by the participant, all voluntary cash payments from $125 up to $3,000 per quarter made by the participant and dividends on any full or fractional shares acquired under the Dividend Reinvestment and Stock Purchase Program to the purchase of shares of Horizon's common stock ("shares") for the participant's account. The purchases may be made on any securities exchange where the shares are traded, in the over-the-counter market or in negotiated transactions, and may be on such terms as to price, delivery and otherwise as AST&T may determine.

2. In making purchases for the participant's account, AST&T may commingle the participant's funds with those of other shareholders of Horizon participating in the Dividend Reinvestment and Stock Purchase Program.
    The price at which AST&T shall be deemed to have acquired shares for the participant's account shall be the average price, excluding commission and administrative costs, of all shares purchased by it in the open market, as agent for participants in the Program and the average of the high and low price on the date of investment. AST&T will hold the shares of all participants together in the name of its nominee. AST&T shall have no responsibility as to the value of the Horizon stock acquired for the participant's account. AST&T will invest promptly dividends received, except where temporary curtailment or suspension of purchases is necessary to comply with applicable provisions of the federal securities law. Voluntary cash payments received in a timely manner will be invested before the next dividend payment date if enough money is received from participants to purchase one round lot of Horizon's shares, but the entire amount of the funds available in the participant's account for purchase of the Horizon's shares might not be applied to the purchase of such shares on or before the next ensuing dividend date. Participants' funds held by AST&T uninvested will not bear interest, and it is to be understood that, in any event, AST&T shall have no liability in connection with such inability to purchase shares or the timing of any purchases. Participants may withdraw their entire voluntary cash payment by written notice received by AST&T not less than three business days before such payment is to be invested.

3. AST&T will confirm the purchases so made as soon as practicable after the purchases are completed, but no certificates will be issued to participants for such shares unless they so request or until the participant's account is terminated. Such requests must be made in writing after the shares have been purchased. A separate request must be made for each withdrawal of certificates. There are fees for withdrawals of shares. No certificate for a fractional share will be issued.

4. AST&T will forward all proxy solicitation material to participants and will vote any shares that it holds for the participants' accounts in accordance with their direction. If participants do not direct AST&T as to how they wish their shares voted, AST&T will not vote the shares.

5. The reinvestment of dividends does not relieve the participant of any income tax which may be payable on such dividends or on brokerage commissions or service charges paid on the participant's behalf by Horizon.

6. Participants may terminate their accounts at any time prior to any dividend record date by writing to AST&T. AST&T may terminate the account by notice in writing mailed to the participant. As soon as practicable following receipt of notice of termination from the participant, AST&T will send certificates for the full shares in the account. If the participant so requests, AST&T will sell such shares and deliver the proceeds, less a handling charge and brokerage commission. In every case of termination, the participant's interest in a fractional share will be paid in cash at the then current market value of Horizon's shares. If the participant disposes of all shares registered in his or her name on the books of Horizon, AST&T will determine from the participant the disposition he or she wishes to be made of shares in the account with AST&T. If AST&T should be unable to obtain instructions in such a case, it may at its discretion continue to reinvest the dividends until otherwise notified.

7. It is understood that any dividends or split shares distributed by Horizon on shares held by AST&T for the participant will be credited to the participant's account. In the event that Horizon makes available to its shareholders rights to purchase additional shares, debentures or other securities, Horizon will sell such rights accruing to shares held by Horizon for participants and invest the resultant funds in Horizon's common stock prior to or with the next regular cash dividend. Any participant who wishes to exercise stock purchase rights must request that a stock certificate be sent by Horizon as provided in Item 3, prior to the record date of the rights offering.

8. AST&T and Horizon shall not be liable hereunder for any act done in good faith or for any good faith omission to act, including, without limitation, any claims of liability

    (1) arising out of failure to terminate the participant's account upon such participant's death prior to receipt of notice in writing of such death, and

    (2) with respect to the prices at which shares are purchased for the participant's account and the times such purchases are made.

9. The terms and conditions of this authorization shall be governed by the laws of the State of New York.

No person has been authorized to give any information or to make any representations not contained in this prospectus, and if given or made, any such information or representation must not be relied upon as having been authorized by Horizon Financial Corp. The delivery of this prospectus at any time does not imply that information herein is correct as of any time subsequent to its date. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby, in any jurisdiction to any person to whom it is unlawful to make such offer.

About This Prospectus. . . . . . . . . . . . . . . . . . . . . 4
Horizon Financial Corp. and Horizon Bank . . . . . . . . . . . 5
Horizon Financial Corp. Amended and Restated
     Dividend Reinvestment and Stock Purchase Plan . . . . . . 5
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . 20
Description of Common Stock. . . . . . . . . . . . . . . . . . 20
Indemnification. . . . . . . . . . . . . . . . . . . . . . . . 20
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Legal Opinion. . . . . . . . . . . . . . . . . . . . . . . . . 21
Where You Can Find More Information. . . . . . . . . . . . . . 21
Information Incorporated by Reference. . . . . . . . . . . . . 22
Terms and Conditions of Authorization for Dividend
  Reinvestment and Stock Purchase Program. . . . . . . . . . . 23


No dealer, salesman or other person has been authorized to give any information or make any representations not contained in this prospectus in connection with the offering made hereby, and, if given or made, any such information or representation must not be relied upon as having been authorized by horizon financial corp.


[Logo of Horizon Financial Corp.]

Horizon Financial Corp.
Investor Relations Dept.
1500 Cornwall Avenue, Bellingham, WA 98225
P: 360-733-3050

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution

  Estimated expenses are expected to be minimal and will be paid by Horizon Financial Corp.

Item 15.   Indemnification of Directors and Officers

  Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act ("WBCA") contain specific provisions relating to indemnification of directors and officers of Washington corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and
(ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director meets a certain standard of conduct, provided when a director is liable to the corporation, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification or advance of expenses, unless the articles of incorporation provide otherwise, and the court may order indemnification or advance of expenses under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

  Pursuant to its Articles of Incorporation, Horizon Financial Corp. will indemnify its officers, directors, agents and employees to the fullest extent permitted by Washington law, even if deemed optional under Washington law.
The Articles of Incorporation further provide that the directors shall not be personally liable to Horizon Financial Corp. or its shareholders for monetary damages for conduct as a director, except for liability of the director for acts or omissions that involve: (i) intentional misconduct by the director; (ii) a knowing violation of law by the director; (iii) conduct violating Section 23B.08.310 of the WBCA; or (iv) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Item 16.   Exhibits

Exhibit
Number     Description of Exhibit
-------    ----------------------

  4.1      Articles of Incorporation of the registrant.*

  4.2      Bylaws of the registrant.*

  4.3      Form of certificate of common stock of the registrant.**

  4.4 Amended and Restated Dividend Reinvestment and Stock Purchase Plan Authorization Form.

   5       Opinion of Breyer & Associates PC regarding legality of securities.

 23.1      Consent of Moss Adams LLP.

 23.2      Consent of Breyer & Associates PC (contained in its opinion filed as
           Exhibit 5).

  24       Power of Attorney (listed on the signature page).

___________

* Incorporated by reference to the registrant's Current Report on Form 8-K dated October 13, 1995.
** Incorporated by reference to the registrant's Registration Statement on Form
   S-8 (No. 333-88571).

Item 17.       Undertakings

  (a)  The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     2. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellingham, State of Washington, on the 28th day of October, 2003.

                                     HORIZON FINANCIAL CORP.


                                     By:/s/ V. Lawrence Evans
                                     ----------------------------------------
                                        V. Lawrence Evans
                                        Chairman of the Board, Chief Executive
                                        Officer and President
                                        (Duly Authorized Representative)

                        POWER OF ATTORNEY

         We, the undersigned directors and officers of Horizon Financial Corp., do hereby severally constitute and appoint each of V. Lawrence Evans and Richard
P. Jacobson true and lawful attorney and agent to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which V. Lawrence Evans or Richard P. Jacobson may deem necessary or advisable to enable Horizon Financial Corp. to comply with the Securities Act of 1933 in connection with the Registration Statement on Form S-3 relating to the offering of the Corporation's Common Stock, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said V. Lawrence Evans or Richard P. Jacobson shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


By:/s/ V. Lawrence Evans                      By:/s/ Robert C. Diehl
   ----------------------                        -------------------
   V. Lawrence Evans                              Robert C. Diehl
   Chairman of the Board, Chief Executive         Director
   Officer and President
   (Principal Executive Officer)

   Date: October 28, 2003                         Date: October 28, 2003


By:/s/ Richard P. Jacobson                    By:/s/ Fred R. Miller
   -----------------------                       -------------------
   Richard P. Jacobson                           Fred R. Miller
   Vice President and Secretary                  Director
   (Principal Financial Officer)

   Date: October 28, 2003                        Date: October 28, 2003


By:/s/ Dennis C. Joines                       By:/s/ James A. Strengholt
   --------------------                          -----------------------
   Dennis C. Joines                              James A. Strengholt
   Executive Vice President and Director         Director

   Date: October 28, 2003                        Date: October 27, 2003

By:/s/ Kelli J. Holz                          By:/s/ Robert C. Tauscher
   -----------------                             ----------------------
   Kelli J. Holz                                 Robert C. Tauscher
   (Principal Accounting Officer)                Director

   Date: October 28, 2003                        Date: October 28, 2003


By:/s/ Richard R. Haggen                      By:/s/ Gary E. Goodman
   ---------------------                         --------------------
   Richard R. Haggen                             Gary E. Goodman
   Director                                      Director

   Date: October 28, 2003                        Date: October 28, 2003

                          EXHIBIT INDEX


Exhibit
Number      Description of Exhibit
-------     ----------------------
 4.1        Articles of Incorporation of the registrant.*

 4.2        Bylaws of the registrant.*

 4.3        Form of certificate of common stock of the registrant.**

 4.4 Amended and Restated Dividend Reinvestment and Stock Purchase Plan Authorization Form.

  5         Opinion of Breyer & Associates PC regarding legality of securities.

23.1        Consent of Moss Adams LLP.

23.2 Consent of Breyer & Associates PC (contained in its opinion filed as Exhibit 5).

 24         Power of Attorney (listed on the signature page).

_________


* Incorporated by reference to the registrant's Current Report on Form 8-K dated October 13, 1995.
** Incorporated by reference to the registrant's Registration Statement on Form S-8 (No. 333-88571).

                          Exhibit 4.4

         Amended and Restated Dividend Reinvestment and
             Stock Purchase Plan Authorization Form

Horizon Financial Corp.      Amended and Restated Dividend Reinvestment and
                             Stock Purchase Plan

         I hereby authorize Horizon Financial Corp. to pay American Stock Transfer & Trust Company dividends payable to me on all or only those shares of Common Stock designated on this Form, which are now or hereafter registered in my name, for my account.

         I hereby appoint American Stock Transfer & Trust Company as my agent, subject to the terms and conditions of authorization of the Dividend Reinvestment Program set forth in the accompanying brochure, and authorize American Stock Transfer & Trust Company, as such agent, to apply designated cash dividends and direct all cash payments received by it to the purchase of full and fractional shares of Common Stock.

         If you desire, you may make an initial optional cash purchase with this Authorization Form. Indicate the amount on the reverse side of this card and enclose a check or money order payable to the order of American Stock Transfer & Trust Company. Optional cash purchases must be at least $125 but not more than $3,000 per quarter.

To participate in this service, print and complete the reverse, and return in the enclosed envelope.

-------------------------------------------------------------------------------

Horizon Financial Corp.      Amended and Restated Dividend Reinvestment and
                             Stock Purchase Plan


You may choose only one          Please enroll me in the Amended and Restated
service-mark your choice         Dividend Reinvestment and Stock Purchase
X in the appropriate box below.  Plan


[ ]Full Dividend Reinvestment.     Signature of Shareholder:__________________
   Reinvest dividends from all
   of my Common Stock and any      Date ______________________________________
   subsequent optional cash
   payments.


[ ]Partial Dividend Reinvestment.  Tax ID # or Social Security #: ___________
   Reinvest dividends from _______
   shares of my Common Stock and
   subsequent optional cash payments.


[ ]Additional Cash Purchase Only   Signature of Shareholder:__________________
   (Option 1).  Invest only my
   optional cash payments and all  Date ______________________________________
   dividends from Plan book-entry
   shares.


[ ]Additional Cash Purchase Only  Tax ID # or Social Security #:______________
   (Option 2). Invest only my
   optional cash payments.  Sell
   all dividends to me in cash.

   AMOUNT ENCLOSED: $__________ (Check or
    money order only)


This authorization and appointment are given with the understanding that I may terminate them at any time by so notifying American Stock Transfer & Trust Company in writing.

                           Exhibit 5

               Opinion of Breyer & Associates PC
                regarding legality of securities

              [Letterhead of Breyer & Associates PC]


                                  November 12, 2003


Board of Directors
Horizon Financial Corp.
1500 Cornwall Avenue
Bellingham, Washington 98225

         Re:  Registration Statement on Form S-3
              ----------------------------------
Gentlemen:

         We have acted as counsel to Horizon Financial Corp., a Washington corporation (the "Corporation"), in connection with the preparation of the Registration Statement on Form S-3 ("Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the 500,000 shares of common stock, par value $1.00 per share ("Common Stock"), of the Corporation which may be offered under the Corporation's Amended and Restated Dividend Reinvestment and Stock Purchase Plan (the "Plan"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

         We have reviewed the Registration Statement, the Articles of Incorporation and Bylaws of the Corporation, the Plan, a specimen stock certificate evidencing the Common Stock and such other documents and records as we have deemed necessary for purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed applicable or relevant as a basis for the opinions set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for the purposes of this opinion.

         For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to the Plan will continue to be validly authorized on the dates the Common Stock is issued; (ii) no change occurs in applicable law or the pertinent facts; (iii) the shares of Common Stock are purchased in accordance with the terms of the Plan; and (iv) the provisions of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.

         Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to and in accordance with the terms of the Plan, upon receipt by the Corporation of the consideration required thereby, as applicable, will be legally issued, fully paid and non-assessable shares of Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included under the caption "Legal Opinion" in the Prospectus which is part of the Registration Statement.

                                  Very truly yours,

                                  /s/ Breyer & Associates PC

                                  BREYER & ASSOCIATES PC

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                          Exhibit 23.1

                 Consent of Independent Auditors




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                 Consent of Independent Auditors


The Board of Directors
Horizon Financial Corp.

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related prospectus of Horizon Financial Corp. for the registration of 500,000 shares of its common stock under the Amended and Restated Dividend Reinvestment and Stock Purchase Plan, and to the incorporation by reference in the Registration Statement of our report dated April 25, 2003 appearing in the 2003 proxy statement of Horizon Financial Corp., which is incorporated by reference in Horizon Financial Corp.'s Annual Report on Form 10-K for the year ended March 31, 2003.


/s/ Moss Adams LLP


Bellingham, Washington
November 10, 2003




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